Earnings Release August 6, 2026

Exhibit 99.1
James Hardie Reports First Quarter FY27 Results; Raises FY27 Outlook
First Quarter Highlights
Net Sales of $1.475 Billion, an Increase of 64% Year Over Year; Pro Forma Net Sales Increased 12%, Exceeding Original Guidance
Siding & Trim Net Sales of $860 Million; North American Fiber Cement Up 20% Organically
Net Income of $104 Million; Adjusted EBITDA of $422 Million, Exceeding Original Guidance
Cost Synergies Ahead of Schedule; Revenue Synergies On Track
FY27 Outlook
Raising Full-Year Outlook
Targeting Pro Forma Sales Growth of 5.9% to 9.0% and Pro Forma Adjusted EBITDA Growth of 7.4% to 13.7% for full year FY27; Organic Growth Expected in Siding & Trim for remainder of the year
FY27 Free Cash Flow Target of $500+ Million Reaffirmed, Reflecting an Increase of More than $200 Million Year Over Year

James Hardie Industries plc (NYSE / ASX : JHX) ("James Hardie" or the "Company"), a leading provider of exterior home and outdoor living solutions, today announced results for its first quarter ended June 30, 2026.
Beginning in the first quarter FY27, the Company revised the definitions of certain non-GAAP financial measures, including Adjusted EBITDA, to exclude share-based compensation costs. The Company believes that this provides greater transparency into the underlying operating performance of the business and enhances comparability with peers. This presentation affects only how we calculate non-GAAP measures, each of which is reconciled to the most directly comparable GAAP measure in the accompanying tables, where the share-based compensation adjustment is shown separately. Such non-GAAP financial measures for prior periods presented herein have been recast to reflect this change.
Aaron Erter, CEO of James Hardie, said, "In the first quarter, we delivered sales and adjusted EBITDA ahead of our original guidance. The above-market performance was driven primarily by strong double-digit sell-through in Siding & Trim, reflecting the success of our growth initiatives, underlying demand for our products, and lapping an inventory reduction from a year ago. Deck, Rail & Accessories delivered near double-digit sell-through alongside continued channel inventory normalization. In addition, Europe and Australia & New Zealand both experienced double-digit revenue growth."
Mr. Erter added, "We are encouraged by the traction from our sales initiatives to grow the fiber cement business, continued material conversion in decking, and positive contributions from both sales and cost synergies. Our commercial synergy momentum continues to build, highlighted by our recently announced expanded nationwide partnerships with Boise Cascade and major regional distributors."
Mr. Erter concluded, "Our strong first-quarter results reflect disciplined execution and continued above-market growth, rather than a meaningful improvement in the underlying U.S. housing market. We are not assuming a housing market improvement, but our performance and growth expectations support raising our full-year outlook. We remain firmly committed to our fiscal 2027 priorities: returning fiber cement to growth, outperforming the market, expanding Adjusted EBITDA, achieving cost and revenue synergies, and driving a meaningful step-up in free cash flow to support continued deleveraging. We look forward to sharing more on our long-term strategy and value creation opportunities at our Investor Day in New York City in September."

Pro forma comparisons reflect the AZEK acquisition for periods prior to July 1, 2025. Organic net sales comparisons exclude the impact of the AZEK acquisition.

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Earnings Release August 6, 2026

Consolidated Financial Information

	Q1 FY27	Q1 FY26	Change

Group	(US$ millions, except per share data)
Net Sales	1,474.6	899.9	+64%
Operating Income	217.7	138.6	+57%
Operating Income Margin	14.8%	15.4%	(60bps)
Net Income	104.3	62.6	+67%
Net Income per common share - Diluted	0.18	0.15	+23%
Net Income Margin	7.1%	7.0%	+10bps
Adjusted Net Income	209.3	136.1	+54%
Adjusted Diluted Earnings Per Share	0.36	0.32	+13%
Adjusted EBITDA	422.1	236.4	+79%
Adjusted EBITDA Margin	28.6%	26.3%	+230bps

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Earnings Release August 6, 2026

Segment Business Update and Results
Siding & Trim

	Q1 FY27	Q1 FY26	Change

Siding & Trim	(US$ millions)
Net Sales	859.8	641.8	+34%
Operating Income	214.9	161.2	+33%
Operating Income Margin	25.0%	25.1%	(10bps)
Adjusted EBITDA	287.7	205.8	+40%
Adjusted EBITDA Margin	33.5%	32.1%	+140bps
Siding & Trim net sales increased 34% compared to the quarter ended June 30, 2025, driven by low-double-digit volume increase in Fiber Cement, strong price/mix realization, and the contribution from AZEK Exteriors not in the prior period. On an organic basis, net sales increased 20%, led by a return to volume growth in North American fiber cement and traction from our strategic growth initiatives.
Exterior product volumes increased mid-double digits in the quarter, with both Single-Family and Multi-Family growing double digits. Interior products, a small portion of the segment, declined low-double digits. Growth was driven by share gains against vinyl and other competitive materials, strategic initiatives such as ColorPlus® and our Expanded Statement™ program, and greater resilience in the higher-end repair and remodel and multi-family markets. Because the Company's shipments track more closely to home completions than to starts, single-family completions performing better than starts supported volumes even as forward-looking indicators remained soft.

Year-over-year volume comparisons also benefited from an easier prior-year comparison, as channel inventory was reduced in the first quarter of fiscal 2026; with inventory now at normalized levels and ordering patterns stabilized, sell-in recovered in the quarter. The Company expects this comparison benefit to moderate over the balance of the year.

First quarter reported operating income margin of 25.0% which was approximately flat year-over-year, as favorable net price and operating leverage were offset by AZEK acquisition-related expenses and the amortization of acquired AZEK intangibles. Adjusted EBITDA margin, which excludes these items, increased 140 basis points year-over-year to 33.5%, driven primarily by favorable net price realization, favorable raw material costs and continued cost savings from the Hardie Manufacturing Operating System, partially offset by higher freight costs. Higher volumes provided operating leverage on the segment's fixed cost base, and disciplined SG&A management contributed further.

As organic volumes continue to recover, the Company expects to benefit from strong incremental margins driven by the deployment of the Hardie Manufacturing Operating System and improved manufacturing utilization across the network.

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Earnings Release August 6, 2026

Deck, Rail & Accessories (DR&A)

Q1 FY27

Deck, Rail & Accessories	(US$ millions)
Net Sales	305.1
Operating Loss	(3.3)
Operating Loss Margin	(1.1%)
Adjusted EBITDA	82.8
Adjusted EBITDA Margin	27.1%
DR&A net sales decreased 5% on a pro forma basis compared to the quarter ended June 30, 2025. The volume decline reflected the planned reduction in production and shipments the Company implemented late in the prior quarter to align channel inventory with end-market demand, rather than any weakening in the underlying category. Adjusted EBITDA margin was 27.1%.
Underlying demand remained healthy and improved through the quarter, with total sell-through approaching double digit growth. Sell-through accelerated each month and outpaced shipments, bringing channel inventory down to more normalized levels and positioning the segment well for the balance of the year. Retail sell-through was particularly strong, supported by solid consumer demand as well as incremental shelf space across the combined platform.
The runway for margin improvement in DR&A is supported by cost synergies, continued progress in recycled material usage and formulation optimization, improved utilization across the manufacturing network, and the application of the Hardie Operating System ("HOS"). As production normalizes with channel demand, the Company expects manufacturing absorption to improve.

The Company continues to execute its proven growth strategy focused on material conversion from wood, share gains, and product innovation. James Hardie's combination with AZEK continues to support growth through expanded distribution, incremental shelf space, and a more comprehensive exterior solutions offering.

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Earnings Release August 6, 2026

Australia & New Zealand (ANZ)

	Q1 FY27	Q1 FY26	Change

Australia & New Zealand	(US$ millions, unless otherwise noted)
Net Sales	153.3	121.6	+26%
Net Sales (A$ millions)	216.0	189.5	+14%
Operating Income	46.8	37.8	+24%
Operating Income Margin	30.5%	31.1%	(60bps)
EBITDA	53.5	43.0	+24%
EBITDA Margin	34.9%	35.4%	(50bps)
Net sales increased +26% in the quarter, or 14% in Australian dollars, driven by low double digit volume growth and a FX tailwind in the period. Volume growth reflected a combination of gradual improvement in the Australian housing market, ongoing share gains, continued conversion and new builder wins. EBITDA margin of 34.9% decreased 50 basis points in the quarter as strong flow-through on higher volumes was offset by the margin diluting effect of the fuel levy, which is passed through at cost, and the allocation of certain R&D expenses that were not allocated to the segment in the prior period.
The Company is focused on driving growth in Australia and New Zealand by evolving from a fiber cement business to a broader building products platform. The strategy centers on defending and extending our core fiber cement operations while accelerating adoption of whole-home solutions, including Hardie™ Gravis™, to better align with changing customer preferences and modern building design trends. While first-quarter macro conditions were relatively favorable, the Company is not assuming a market recovery and remains focused on operational execution, including advanced manufacturing initiatives and HOS productivity improvements to support margin performance and consistent profitability.
Europe

	Q1 FY27	Q1 FY26	Change

Europe	(US$ millions, unless otherwise noted)
Net Sales	156.4	136.5	+15%
Net Sales (€ millions)	134.6	120.3	+12%
Operating Income	20.2	15.1	+34%
Operating Income Margin	12.9%	11.1%	+180bps
EBITDA	30.4	21.9	+39%
EBITDA Margin	19.4%	16.0%	+340bps
Net sales increased 15% in the quarter, or 12% in Euros, driven by high-single digit volume growth in Fiber Gypsum, strong price realization, and a favorable FX tailwind. Operating Income Margin of 12.9% increased 180 basis points year over year. EBITDA margin of 19.4% increased 340 basis points year-over-year.
Margin expansion was driven by operating leverage on higher volumes, favorable pricing, and continued cost savings from HOS, which more than offset higher freight costs stemming from elevated diesel prices in the current global environment. SG&A spending was held relatively flat despite higher sales, driving improved operating leverage.

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Earnings Release August 6, 2026

Market conditions across Europe, particularly in Germany, the Company's largest market, remain challenged, with ongoing inflationary pressure on raw materials, energy, and freight. Against this backdrop, the Company remains focused on improving the profitability of its core fiber gypsum business through product innovation and continued optimization of its operating network.

We are prioritizing our higher-margin, innovation-led product portfolio, including flooring systems and underfloor heating solutions, which continues to deliver strong growth and attractive returns. We also see an opportunity to expand in adjacent applications, including fire protection and prefabricated construction, where our differentiated product performance and sustainability advantages support continued share gains. Margin expansion is expected to be driven by operating leverage from sales growth, alongside ongoing efficiency initiatives, including manufacturing optimization, logistics improvements and HOS productivity actions.

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Earnings Release August 6, 2026

Outlook
Q2 FY27 Guidance and Full Year Planning Assumptions

Ryan Lada, CFO said, “Our first quarter results came in ahead of expectations, and that outperformance was driven through synergy realization, our enhanced go-to-market model, and the manufacturing cost actions we took in FY26, not a shift in the underlying housing market. We’re raising our full-year guidance to reflect that execution, while continuing to plan conservatively on the macro environment.

In Siding & Trim, channel inventories are normalized and the prior-year destocking comparison is now largely behind us; we expect organic growth from repair and remodel expansion, improved mix, and commercial synergies. In Deck, Rail & Accessories, we expect above-market performance for the full year, supported by the sell-through strength we saw in the quarter as production aligns with demand. At the total company level, we expect earnings growth driven by synergy realization, manufacturing cost improvements, and disciplined execution, with Free Cash Flow improving meaningfully as most FY26 integration and acquisition-related costs roll off.”

We provide certain of our outlook on a non-GAAP basis, as we cannot predict some elements that are included in reported GAAP results, including the impact of actuarial estimates on asbestos-related assets and liabilities in future periods. Refer to the discussion of non-GAAP financial measures below for more details.

Updated Full Year Planning Assumptions:
•Net Sales for Siding & Trim: $3.226 to $3.314 billion
•Net Sales for Deck, Rail & Accessories: $1.210 to $1.240 billion
•Total Net Sales: $5.564 to $5.723 billion
•Adjusted EBITDA for Siding & Trim: $1.045 to $1.106 billion
•Adjusted EBITDA for Deck, Rail & Accessories: $339 to $357 million
•Total Adjusted EBITDA: $1.536 to $1.625 billion
•Free Cash Flow: At Least $500 million

Second Quarter Guidance Assumptions:
Both segments enter the second quarter with normalized channel inventory and improving visibility.

•Net Sales for Siding & Trim: $835 to $875 million
•Net Sales for Deck, Rail & Accessories: $365 to $395 million
•Total Net Sales: $1.485 to $1.575 billion
•Adjusted EBITDA for Siding & Trim: $259 to $289 million
•Adjusted EBITDA for Deck, Rail & Accessories: $116 to $128 million
•Total Adjusted EBITDA: $420 to $455 million
Note: All planning assumptions include a full-year contribution from the AZEK acquisition. Free cash flow represents net cash provided by operating activities less purchases of property, plant and equipment plus proceeds from the sale of property, plant and equipment.

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Earnings Release August 6, 2026

Cash Flow, Capital Investment & Allocation
First Quarter operating cash flow totaled $344.0 million, up from $206.9 million a year ago, driven by net income adjusted for non-cash items of $336.9 million and a $71.2 million working capital inflow, partially offset by $33.1 million of asbestos claims and handling costs paid. Capital expenditures totaled $89.8 million, resulting in Free Cash Flow of $254.2 million for the quarter, more than double the prior year.

Our capital allocation priorities for FY2027 are unchanged and remain sequenced: invest in organic growth, deploy capital with discipline, and reduce leverage. We are targeting less than 2.0x net leverage by the end of the second quarter of fiscal year 2028.

For the remainder of FY2027, we expect capital expenditures to be in the range of approximately 6% to 7% of net sales, reflecting maintenance and targeted growth investments across the manufacturing network. Our footprint today is well positioned to support demand across both fiber cement and decking, and we do not anticipate the need for significant new capacity in the near term.

The previously announced closures of our Fontana, California and Summerville, South Carolina facilities are expected to generate approximately $25 million in annualized cost savings for Fiscal Year 2027.

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Earnings Release August 6, 2026

Reported Financial Results

(Millions of U.S. dollars)	(Unaudited) June 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$289.9	$269.2
Restricted cash and cash equivalents	32.1	75.2
Restricted short-term investments — Asbestos	212.9	198.5
Accounts and other receivables, net	499.6	517.3
Inventories	612.1	635.7
Prepaid expenses and other current assets	101.8	120.0
Assets held for sale	10.8	10.9
Total current assets	1,759.2	1,826.8
Property, plant and equipment, net	3,051.4	3,084.6
Operating lease right-of-use assets	130.3	133.4
Finance lease right-of-use assets	97.7	100.8
Goodwill	4,775.8	4,780.4
Intangible assets, net	3,260.5	3,340.1
Deferred income taxes	71.3	73.3
Deferred income taxes — Asbestos	276.3	282.5
Other assets	70.9	66.7
Total assets	$13,493.4	$13,688.6
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$699.6	$712.5
Accrued payroll and employee benefits	124.7	167.9
Operating lease liabilities	33.6	32.9
Finance lease liabilities	6.3	5.6
Long-term debt, current portion	43.8	43.8
Accrued product warranties	11.1	10.7
Income taxes payable	26.5	13.1
Asbestos liability	128.8	128.3
Other liabilities	35.1	42.6
Total current liabilities	1,109.5	1,157.4
Long-term debt	4,232.9	4,491.2
Deferred income taxes	426.3	399.7
Operating lease liabilities	109.5	114.3
Finance lease liabilities	95.9	97.9
Accrued product warranties	53.9	53.3
Asbestos liability	851.4	880.3
Other liabilities	73.4	69.0
Total liabilities	6,952.8	7,263.1
Total shareholders’ equity	6,540.6	6,425.5
Total liabilities and shareholders’ equity	$13,493.4	$13,688.6

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Earnings Release August 6, 2026

	(Unaudited) Three Months Ended June 30,
(Millions of U.S. dollars, except per share data)	2026	2025
Net sales	$1,474.6	$899.9
Cost of goods sold	925.9	563.0
Gross profit	548.7	336.9
Selling, general and administrative expenses	295.4	156.1
Research and development expenses	15.4	12.1
Restructuring expenses	5.2	—
Acquisition related expenses	16.6	29.4
Asbestos adjustments	(1.6)	0.7
Operating income	217.7	138.6
Interest, net	61.5	37.8
Other (income) expense, net	(1.1)	11.1
Income before income taxes	157.3	89.7
Income tax expense	53.0	27.1
Net income	$104.3	$62.6
Income per share:
Basic	$0.18	$0.15
Diluted	$0.18	$0.15
Weighted average common shares outstanding (Millions):
Basic	580.3	429.9
Diluted	584.3	431.1

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Earnings Release August 6, 2026

	(Unaudited) Three Months Ended June 30,
(Millions of U.S. dollars)	2026	2025
Cash Flows From Operating Activities
Net income	$104.3	$62.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	168.8	56.5
Lease expense	12.5	8.3
Deferred income taxes	29.0	13.8
Share-based compensation	12.0	6.9
Asbestos adjustments	(1.6)	0.7
Non-cash restructuring expenses	1.7	—
Non-cash interest expense	2.9	33.6
Other, net	7.3	22.1
Changes in operating assets and liabilities:
Accounts and other receivables	56.0	77.7
Inventories	26.0	(26.8)
Operating lease assets and liabilities, net	(14.3)	(7.9)
Prepaid expenses and other assets	(20.6)	(16.9)
Insurance receivable — Asbestos	0.8	0.9
Accounts payable and accrued liabilities	(10.8)	33.3
Claims and handling costs paid — Asbestos	(33.1)	(29.3)
Income taxes payable	13.6	4.6
Other accrued liabilities and interest	(10.5)	(33.2)
Net cash provided by operating activities	$344.0	$206.9
Cash Flows From Investing Activities
Purchases of property, plant and equipment	$(89.8)	$(103.2)
Capitalized interest	—	(2.1)
Purchase of restricted investments — Asbestos	(76.1)	(56.6)
Proceeds from restricted investments — Asbestos	62.3	56.6
Net cash used in investing activities	$(103.6)	$(105.3)
Cash Flows From Financing Activities
Proceeds from senior secured notes	$—	$1,700.0
Proceeds from revolving facility	530.0	—
Repayments of term loans	(10.9)	(290.6)
Repayment of revolving facility	(380.0)	—
Repayment of senior unsecured notes	(400.0)	—
Debt issuance costs paid	—	(6.3)
Proceeds from exercise of vested stock options	1.0	—
Repayment of finance lease obligations	(1.4)	(0.3)
Cash paid for shares withheld for taxes	(0.1)	—
Net cash (used in) provided by financing activities	$(261.4)	$1,402.8
Effects of exchange rate changes on cash and cash equivalents, restricted cash and restricted cash — Asbestos	$(1.4)	$1.8
Net (decrease) increase in cash and cash equivalents, restricted cash and restricted cash — Asbestos	(22.4)	1,506.2
Cash and cash equivalents, restricted cash and restricted cash -— Asbestos at beginning of period	344.4	605.6
Cash and cash equivalents, restricted cash and restricted cash — Asbestos at end of period	$322.0	$2,111.8

Non-Cash Investing and Financing Activities
Capital expenditures incurred but not yet paid	$27.1	$19.6
Non-cash ROU assets obtained in exchange for new lease liabilities	$9.4	$2.7
Supplemental Disclosure of Cash Flow Activities
Cash paid during the year for interest	$41.2	$4.6

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Earnings Release August 6, 2026

Further Information
Readers are referred to Part 1. Item 1. Financial Statements and Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for additional information regarding the Company’s results.
All comparisons made are vs. the comparable period in the prior fiscal year and amounts presented are in U.S. dollars, unless otherwise noted.

Conference Call Details
James Hardie will hold a conference call to discuss results and outlook Thursday August 6, 2026 at 6:00pm EDT (Friday, August 7, 2026 at 8:00am AEST). Participants may register for a live webcast and access a replay following the event of the event on the Investor Relations section of the Company’s website (ir.jameshardie.com).

2026 Investor Day
James Hardie will host its Investor Day in New York City on September 15, 2026. The event will offer investors the opportunity to hear directly from key leaders across the business and gain deeper insight into our long-term strategy and value creation. Registration invitations have been distributed.

About James Hardie
James Hardie Industries plc is the industry leader in exterior home and outdoor living solutions, with a portfolio that includes fiber cement, fiber gypsum, and composite and PVC decking and railing products. Products offered by James Hardie are engineered for beauty, durability, and climate resilience, and include trusted brands like Hardie®, TimberTech®, AZEK® Exteriors, Versatex®, fermacell® and StruXure®. With a global footprint, the James Hardie portfolio is marketed and sold throughout North America, Europe, Australia and New Zealand.
James Hardie Industries plc is incorporated and existing under the laws of Ireland. As an Irish plc, James Hardie is governed by the Irish Companies Act. James Hardie’s principal executive offices are located at 1st Floor, Block A, One Park Place, Upper Hatch Street, Dublin 2, D02 FD79, Ireland.

Investor and Media Contact
Bill Seymour
V.P. Investor Relations
T: +1 312 856 7460
E: investors@jameshardie.com

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Earnings Release August 6, 2026

Forward-Looking Statements
This Earnings Release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “aim,” “will,” “should,” “likely,” “continue,” “may,” “objective,” “outlook” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of James Hardie to be materially different from those expressed or implied in this release, including, among others, the risks and uncertainties described in "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026; changes in general economic, political, governmental and business conditions globally and in the countries in which James Hardie does business; changes in interest rates; changes in inflation rates; changes in exchange rates; the level of construction generally; changes in cement demand and prices; changes in raw material and energy prices; changes in business strategy; the AZEK integration and its anticipated benefits and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.
Forward-looking statements are based on the Company’s current expectations, estimates and assumptions. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements or information except as required by law.

Non-GAAP Financial Measures
To supplement our Earnings Release and condensed consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or ("GAAP"), we use certain non-GAAP financial measures, as described with this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance and liquidity from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance and liquidity over multiple periods with other companies in our industry.
•Adjusted Net Income: Defined as net income before legacy items such as asbestos related expenses and adjustments, AICF interest income, and significant non-recurring items, such as restructuring gain or expenses, pre-close financing costs, acquisition and pre-close financing related costs, inventory fair value adjustment, amortization of intangible assets resulting from AZEK acquisition, as well as share-based compensation expense and adjustments to tax expenses.
•Adjusted EBITDA: Defined as net income before interest, net, other expense (income), net, income tax expense, depreciation and amortization, legacy items such as asbestos related expenses and adjustments, share-based compensation expense, and significant non-recurring items, such as restructuring gain and expenses, acquisition related expenses and inventory fair value adjustment. Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales.

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Earnings Release August 6, 2026

•Adjusted Diluted EPS: Defined as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.
•Adjusted Segment EBITDA: Defined as segment operating income before depreciation and amortization and significant non-recurring items such as restructuring expenses, acquisition related expenses, inventory fair value adjustment and amortization of intangible assets resulting from AZEK acquisition. The Company does not calculate net income by segment, therefore, Adjusted Segment EBITDA is reconciled to the closest GAAP measure of segment profitability, Segment operating profit.
•Adjusted General Corporate and Unallocated R&D EBITDA: Defined as General Corporate and Unallocated R&D costs before depreciation and amortization, share-based compensation expense, legacy items such as asbestos related expenses and adjustments, and significant non-recurring items such as restructuring, net and acquisition related expenses. The Company does not calculate net income for General Corporate and Unallocated R&D costs, therefore, Adjusted General Corporate and Unallocated R&D EBITDA is reconciled to the closest GAAP measure of profitability, General Corporate and unallocated R&D costs.
•Adjusted Income Before Income Taxes: Defined as Income before income taxes before share-based compensation expense, legacy items such as asbestos related expenses and adjustments and AICF interest income, and significant non-recurring items such as restructuring, net, pre-close financing costs, acquisition related expenses, inventory fair value adjustment and amortization of intangible assets resulting from AZEK acquisition.
•Adjusted Income Tax Expense: Defined as income tax expense before tax adjustments.
•Adjusted Effective Tax Rate: Defined as Adjusted Income Tax Expense divided by Adjusted Income Before Income Taxes.
•Adjusted Interest, net: Defined as Interest, net before legacy items such as AICF interest income, and significant non-recurring items such as pre-close financing and interest costs.
•Adjusted Other Expense (Income), net: Defined as Other expense (income), net, before significant non-recurring items such as non-cash loss on interest rate swap.
•Free Cash Flow: Defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment.
These non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. See the accompanying earnings tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.
The Company is unable to forecast the comparable U.S. GAAP financial measure for future periods due to, amongst other factors, uncertainty regarding the impact of actuarial estimates on asbestos-related assets and liabilities in future periods. Such reconciling items that impact Adjusted EBITDA and Free Cash Flow have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of each of Adjusted EBITDA and Free Cash Flow to its most comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA and Free Cash Flow planning assumptions and future GAAP results.
This Earnings Release has been authorized by the James Hardie Board of Directors.

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Earnings Release August 6, 2026

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended June 30,		Fiscal Year Ended
	2026	2025	March 31, 2026
Net income	$104.3	$62.6	$104.0
Interest, net	61.5	37.8	231.1
Other (income) expense, net	(1.1)	11.1	9.8
Income tax expense	53.0	27.1	102.7
Depreciation and amortization	168.8	56.5	493.5
Acquisition related expenses	16.6	29.4	206.9
Asbestos related expenses and adjustments	(1.0)	1.0	53.7
Inventory fair value adjustment	—	—	47.9
Restructuring, net	5.2	—	16.2
Share-based compensation expense[1]	14.8	10.9	37.3
Adjusted EBITDA	$422.1	$236.4	$1,303.1
AZEK Adjusted EBITDA for Q1 FY26		126.8	126.8
Total Pro Forma Adjusted EBITDA		$363.2	$1,429.9

	Three Months Ended June 30,		Fiscal Year Ended
	2026	2025	March 31, 2026
Net income margin	7.1%	7.0%	2.2%
Interest, net	4.2%	4.2%	4.8%
Other (income) expense, net	(0.1)%	1.2%	0.2%
Income tax expense	3.6%	3.0%	2.1%
Depreciation and amortization	11.4%	6.3%	10.2%
Acquisition related expenses	1.1%	3.3%	4.3%
Asbestos related expenses and adjustments	(0.1)%	0.1%	1.1%
Inventory fair value adjustment	—%	—%	1.0%
Restructuring, net	0.4%	—%	0.3%
Share-based compensation expense[1]	1.0%	1.2%	0.7%
Adjusted EBITDA Margin	28.6%	26.3%	26.9%
Total Pro Forma Adjusted EBITDA Margin		27.6%	27.2%

1.Effective as of June 30, 2026, we revised the definition of Adjusted EBITDA and Adjusted EBITDA Margin to exclude share-based compensation expense. For the three months ended June 30, 2026 and twelve months ended March 31, 2026, share-based compensation expense of $0.4 million and $9.9 million, respectively, is included in acquisition related expenses. The prior periods have been recast to reflect this change.

Pro Forma net sales

(Millions of U.S. dollars)	Three Months Ended June 30,	Fiscal Year Ended
	2025	March 31, 2026
Consolidated net sales	$899.9	$4,835.8
AZEK net sales for Q1 FY26	416.6	416.6
Total Pro Forma net sales	$1,316.5	$5,252.4

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	15

Earnings Release August 6, 2026

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Millions of U.S. dollars, except per share amounts)	Three Months Ended June 30,
	2026	2025
Net income	$104.3	$62.6
Asbestos related expenses and adjustments	(1.0)	1.0
AICF interest income	(3.3)	(2.6)
Restructuring expenses	5.2	—
Pre-close financing costs[1]	—	46.5
Acquisition related expenses	16.6	29.4
Amortization of intangible assets resulting from AZEK acquisition	77.6	—
Share-based compensation expense[2]	14.8	10.9
Tax impact of adjustments[3]	(4.9)	(11.7)
Adjusted Net Income	$209.3	$136.1

	Three Months Ended June 30,
	2026	2025
Net income per common share - diluted	$0.18	$0.15
Asbestos related expenses and adjustments	—	—
AICF interest income	(0.01)	(0.01)
Restructuring expenses	0.01	—
Pre-close financing costs[1]	—	0.10
Acquisition related expenses	0.03	0.07
Amortization of intangible assets resulting from AZEK acquisition	0.13	—
Share-based compensation expense[2]	0.03	0.03
Tax impact of adjustments[3]	(0.01)	(0.02)
Adjusted Diluted Earnings Per Share[4]	$0.36	$0.32

1.The first quarter of fiscal year 2026 includes pre-close financing interest of $34.9 million and $11.6 million non-cash loss on our interest rate swap.
2.Effective as of June 30, 2026, we revised the definition of Adjusted Net Income and Adjusted Diluted Earnings Per Share to exclude share-based compensation expense. For the three months ended June 30, 2026, share-based compensation expense of $0.4 million is included in acquisition related expenses. The prior period has been recast to reflect the change.
3.Includes tax adjustments related to the amortization of certain U.S. intangible assets, asbestos, share-based compensation and discrete items relating to the AZEK acquisition.
4.Weighted average common shares outstanding used in computing diluted net income per common share of 584.3 million and 431.1 million for the three months ended June 30, 2026 and 2025, respectively.

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	16

Earnings Release August 6, 2026

Siding & Trim Segment Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Siding & Trim Segment operating income	$214.9	$161.2
Acquisition related expenses	4.3	1.0
Amortization of intangible assets resulting from AZEK acquisition	18.5	—
Depreciation and amortization	50.0	43.6
Siding & Trim Segment Adjusted EBITDA	$287.7	$205.8

	Three Months Ended June 30,
	2026	2025
Siding & Trim Segment operating income margin	25.0%	25.1%
Acquisition related expenses	0.5%	0.2%
Amortization of intangible assets resulting from AZEK acquisition	2.2%	—%
Depreciation and amortization	5.8%	6.8%
Siding & Trim Segment Adjusted EBITDA Margin	33.5%	32.1%

Deck, Rail & Accessories Segment Adjusted EBITDA and Adjusted EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended June 30,
2026
Deck, Rail & Accessories operating loss	$(3.3)
Restructuring expenses	5.2
Amortization of intangible assets resulting from AZEK acquisition	59.1
Depreciation and amortization	21.8
Deck, Rail & Accessories Segment Adjusted EBITDA	$82.8

Three Months Ended June 30,
2026
Deck, Rail & Accessories operating loss margin	(1.1%)
Restructuring expenses	1.7%
Amortization of intangible assets resulting from AZEK acquisition	19.4%
Depreciation and amortization	7.1%
Deck, Rail & Accessories Segment Adjusted EBITDA Margin	27.1%

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	17

Earnings Release August 6, 2026

Australia & New Zealand Segment EBITDA and EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Australia & New Zealand Segment operating income	$46.8	$37.8
Depreciation and amortization	6.7	5.2
Australia & New Zealand Segment EBITDA	$53.5	$43.0

	Three Months Ended June 30,
	2026	2025
Australia & New Zealand Segment operating income margin	30.5%	31.1%
Depreciation and amortization	4.4%	4.3%
Australia & New Zealand Segment EBITDA Margin	34.9%	35.4%

Europe Segment EBITDA and EBITDA Margin

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Europe Segment operating income	$20.2	$15.1
Depreciation and amortization	10.2	6.8
Europe Segment EBITDA	$30.4	$21.9

	Three Months Ended June 30,
	2026	2025
Europe Segment operating income margin	12.9%	11.1%
Depreciation and amortization	6.5%	4.9%
Europe Segment EBITDA Margin	19.4%	16.0%

Adjusted General Corporate and Unallocated R&D EBITDA

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
General Corporate and Unallocated R&D costs	$(60.9)	$(75.5)
Acquisition related expenses	12.3	28.4
Asbestos related expenses and adjustments	(1.0)	1.0
Share-based compensation expense[1]	14.8	10.9
Depreciation and amortization	2.5	0.9
Adjusted General Corporate and Unallocated R&D EBITDA	$(32.3)	$(34.3)

1.Effective as of June 30, 2026, we revised the definition of Adjusted General Corporate and Unallocated R&D EBITDA to exclude share-based compensation expense. For the three months ended June 30, 2026, share-based compensation expense of $0.4 million is included in acquisition related expenses. The prior period has been recast to reflect the change.

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	18

Earnings Release August 6, 2026

Adjusted Income Before Income Taxes, Adjusted Income Tax Expense and Adjusted Effective Tax Rate

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Income before income taxes	$157.3	$89.7
Asbestos related expenses and adjustments	(1.0)	1.0
AICF interest income	(3.3)	(2.6)
Restructuring expenses	5.2	—
Pre-close financing costs[1]	—	46.5
Acquisition related expenses	16.6	29.4
Amortization of intangible assets resulting from AZEK acquisition	77.6	—
Share-based compensation expense[2]	14.8	10.9
Adjusted Income Before Income Taxes	$267.2	$174.9

Income tax expense	$53.0	$27.1
Tax impact of adjustments[3]	4.9	11.7
Adjusted Income Tax Expense	$57.9	$38.8

Effective Tax Rate	33.7%	30.2%
Adjusted Effective Tax Rate	21.7%	22.2%

[1]The first quarter of fiscal year 2026 includes pre-close financing interest of $34.9 million and $11.6 million non-cash loss on our interest rate swap.
[2]Effective as of June 30, 2026, we revised the definition of Adjusted Income Before Taxes, Adjusted Income Tax Expense and Adjusted Effective Tax Rate to exclude share-based compensation expense. For the three months ended June 30, 2026, share-based compensation expense of $0.4 million is included in acquisition related expenses. The prior period has been recast to reflect the change.
[3]Includes tax adjustments related to the amortization of certain U.S. intangible assets, asbestos, share-based compensation and discrete items relating to the AZEK acquisition.

Adjusted Interest, Net

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Interest, net	$61.5	$37.8
Pre-close financing and interest costs	—	(34.9)
AICF interest income	3.3	2.6
Adjusted Interest, Net	$64.8	$5.5

Adjusted Other Income, Net

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Other (income) expense, net	$(1.1)	$11.1
Non-cash loss on interest rate swap	—	(11.6)
Adjusted Other Income, Net	$(1.1)	$(0.5)

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	19

Earnings Release August 6, 2026

Free Cash Flow

(Millions of U.S. dollars)	Three Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$344.0	$206.9
Purchases of property, plant and equipment	(89.8)	(103.2)
Free Cash Flow	$254.2	$103.7
Net cash used in investing activities	$(103.6)	$(105.3)
Net cash (used in) provided by financing activities	$(261.4)	$1,402.8

Earnings Release: James Hardie - First Quarter Ended June 30, 2026	20